                                                            File No. 333-_______
      As filed with the Securities and Exchange Commission on September 30, 1997
================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549
                                 --------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                                 --------------------

                                   BITSTREAM INC.
                (Exact name of registrant as specified in its charter)

          Delaware                                    04-2744890
--------------------------------        ------------------------------------
(State or other jurisdiction of         (I.R.S. employer identification no.)
 incorporation or organization)


 215 First Street, Boston, Massachusetts                02142
----------------------------------------              -----------
(Address of principal executive offices)              (Zip Code)


                                 --------------------
        1997 Stock Plan, 1996 Stock Plan and 1994 Stock Plan of Bitstream Inc.
                                 --------------------
                              (Full titles of the plans)

                                   Mr. Charles Ying
                                    Bitstream Inc.
                                   215 First Street
                            Cambridge, Massachusetts 02142
                                    (212) 497-6222
              (Name, address and telephone number of agent for service)
                                 --------------------
                                      Copies to:

                                 Paul A. Gajer, Esq.
                         Rubin Baum Levin Constant & Friedman
                                 30 Rockefeller Plaza
                               New York, New York 10112
                                    (212) 698-7700
                                 --------------------

                                  CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                                                      Proposed
                                                                      Proposed         Maximum
                                                                       Maximum        Aggregate        Amount
         Title of Securities to be               Amount to be      Offering Price     Offering     of Registration
                Registered                        Registered          Per Share*       Price*           Fee
=====================================================================================================================
Class A Common Stock ($.01 par value per share)    3,500,000           $2.6875*      $9,406,250*     $2,850.38*
=====================================================================================================================

* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plans or at which price such shares will be purchased. The above calculation is based on the offering of 3,500,000 shares at a purchase price of $2.6875 per share, which purchase price is the average of the high ($3.25) and low ($2.125) prices of the Registrant's Class A Common Stock, par value $0.01 per share ("Class A Common Stock"), as reported on the Nasdaq National Market on September 24, 1997.

                                       PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1997 Stock Plan, 1996 Stock Plan and 1994 Stock Plan of Bitstream Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed by the Registrant with the Securities and Exchange Commission ("SEC") are hereby incorporated by reference in this Registration Statement: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (3) all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and (4) the description of the Class A Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on October 30, 1996, under Section 12(g) of the Exchange Act, including any amendment or report filed for the purposes of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF COUNSEL NAMED EXPERTS.

    Certain legal matters in connection with the issuance of the shares of Class A Common Stock being registered hereby are being passed upon by Rubin Baum Levin Constant & Friedman ("Rubin Baum"), 30 Rockefeller Plaza, New York, New York 10112, counsel to the Registrant. As of July 16, 1997, members of Rubin Baum beneficially own, directly or indirectly, 28,000 shares of Class A Common Stock.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 145 of the Delaware General Corporation Laws empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

    The Certificate of Incorporation of the Registrant and the By-laws of the Registrant provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

    The Registrant has entered into Indemnification Agreements
("Indemnification Agreements") with certain of its directors and officers. Each Indemnification Agreement provides that the Registrant will indemnify the indemnitee against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any civil or criminal action or administrative proceeding arising out of his or her performance of his or her duties as a director or officer so long as the indemnitee acted in good faith in respect thereof.

    The directors and officers of the Registrant are also insured under policies of insurance maintained by the Registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of


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

actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    The following exhibits are part of this Registration Statement:

    4.1 1997 Stock Option Plan (Incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed March 31, 1997).

    4.2 1996 Stock Plan (Incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-11519), filed on September 6, 1996).

    4.3 1994 Stock Plan (Incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-11519), filed on September 6, 1996).

    5    Opinion of Rubin Baum Levin Constant & Friedman.

    23.1 Consent of Rubin Baum Levin Constant & Friedman (included in Exhibit
         5).

    23.2 Consent of Arthur Andersen LLP.

    24 Power of Attorney (included on the signature page of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new


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

              registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










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

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts, on this 30th day of September, 1997.

                             BITSTREAM INC.


                             BY:  /s/ Charles Ying
                             --------------------------------
                             Charles Ying
                             Chairman of the Board and Chief Executive Officer

    Each person whose signature appears below on this Registration Statement hereby severally constitutes and appoints each of Charles Ying, or his respective successor in office, and Anna Chagnon, with full power to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the Registrant and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                      Title                       Date
---------------------------  ----------------------------  --------------------

/s/Charles Ying              Chairman of the Board and     September 30, 1997
---------------------        Chief Executive Officer
Charles Ying                 (Principal Executive Officer)

/s/George B. Beitzel         Director                      September 30, 1997
---------------------
George B. Beitzel

/s/Amos Kaminski             Director                      September 30, 1997
---------------------
Amos Kaminski

/s/David G. Lubrano          Director                      September 30, 1997
---------------------
David G. Lubrano


/s/Wendy Darland             Vice President, Finance and   September 30, 1997
---------------------        Administration, Chief Finan-
Wendy Darland                cial Officer, Treasurer and
                             Assistant Secretary (Principal
                             Financial and Principal
                             Accounting Officer)




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